U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report: May 10, 2005

                     MORTGAGE ASSISTANCE CENTER CORPORATION
             (Exact Name of registrant as specified in its Charter)




        Florida                       000-21627                  06-1413994
------------------------          ------------------         -------------------
(State of Incorporation)          Commission File No.        (IRS Employer
                                                             Identification No.)



      2614 Main St., Dallas, TX                                     75226
----------------------------------------                     -------------------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number (214) 670-0005



                 SAFE ALTERNATIVES CORPORATION OF AMERICA, INC.

                     (Registrant's former name and address)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement
Item 2.01         Completion of Acquisition or Disposition of Assets
Item 3.02         Unregistered Sales of Equity Securities

On May 10, 2005, we entered into a Business Combination Agreement to acquire all of the issued and outstanding capital stock of Mortgage Assistance Corporation ("MAC"), a Texas corporation, in exchange for Twelve Million (12,000,000)shares of our common stock. We propose to acquire 7,500,000 MAC shares in exchange for 12,000,000 of our shares. We will issue 1.6 of our shares for each MAC share.

We have authorized the issuance of up to 12,000,000 shares to 34 shareholders of MAC in an exempt transaction under Section 4(2) and Regulation D Rule 506 of the Securities Act of 1933, as amended (the "Securities Act"). These shares are restricted securities and may not be publicly resold absent registration with the Securities and Exchange Commission (SEC) or exemption from the registration requirements of the Securities Act. MAC will become a wholly owned subsidiary of our company when we complete the acquisition of all the MAC shares.

As of May 10, 2005, we have received 6,896,556 MAC shares (92%) and have caused 11,034,489 (87.1%) of our shares to be issued to three individual who will comprise a control group consisting of Dale Hensel, Dan Barnett and Michelle Taylor. Together they will control 87.1% of the voting common stock of our company. Dale Hensel is the sole officer and director of our company. Mr. Hensel is the President and a director of MAC. Dan Barnett is the Vice President and director of MAC. Ms. Taylor is a Vice President and director of MAC. The additional MAC shareholders will have the opportunity to participate in the share exchange under the terms of the Business Combination Agreement. The MAC shareholders are not obligated to exchange their shares. Their decision to execute the Business Combination Agreement will be voluntary. There is a possibility that we may not acquire 100% of the MAC shares because the exchange offer is voluntary.

A conflict of interest existed at the time Mr. Hensel recommended that our company acquire all of the issued and outstanding capital stock of MAC because Mr. Hensel was our company president and director and also the president, director and shareholder of MAC. The decisions to acquire MAC, change our corporate name, implement the reverse split and capital change were actions over which Mr. Hensel has exercised degrees of control and in which he had a financial interest by virtue of being a shareholder of MAC. As a result of this conflict of interest, under Section 607.0832 of Florida Law, the conflict of interest transactions were required to be disclosed to our shareholders. Under Florida law our shareholders were also required to authorize, approve or ratify the transactions. All of these transactions were disclosed to, authorized and approved by the written consent of our company's majority shareholders who held 75.9% of the voting stock. At the time of voting, Mr. Hensel was not a shareholder of our company and did not vote for approval of these transactions.

The number of shares authorized for issuance in this Business Combination transaction between our Company and the MAC shareholders was negotiated between Mr. Hensel and MAC management in a transaction with management. The management of our Company and MAC share a common director and officer in Dale Hensel. The transaction did not represent an arms-length transaction. At that time the transaction was valued at $295,000 or $0.025 per share. At that time a market value for our Company's common shares was difficult to ascertain because of the limited and illiquid market for our company shares. Presently, our company's shares are quoted on the NASD OTC Electronic Bulletin Board under the symbol MTGC. The ask price for company shares is presently $1.25 per share. Our common stock market is limited, illiquid and subject to price volatility. There is no active market for our common stock at this time.

Item 5.01         Changes in Control of Registrant

Dale Hensel will continue to act as our principal corporate officer and director until such time as he qualifies and appoints additional officers and directors to fill vacancies on the board of directors and officer positions. Mr. Hensel anticipates nominating Dan Barnett and Michelle Taylor to officer and director positions with our company, subject to qualification and consent.

Shareholder voting control of our company will be vested in Dale Hensel, Dan Barnett and Michelle Taylor, the principal officers, directors and shareholders of MAC, who have received a total of 11,034,489 (87.1%) of our shares in the share exchange with MAC.

The following table shows the shares of our common stock which will be beneficially owned Dale Hensel, Dan Barnett and Michelle Taylor after completion of the MAC business combination, as well as the principal shareholders (greater than 5%) of the Company individually and, as to the directors and officers, as a group.

The number of shares beneficially owned by each person or entity is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has the sole or shared voting power or investment power and also any shares which the person has the right to acquire as of a date within 60 days after the relevant date through the exercise of any stock option or other right.

Based on 12,664,603 shares issued and outstanding after 12,000,000 shares are issued under the Business Combination Agreement with MAC.

Table 1. Beneficial Ownership after our share are issued in the business combination agreement with MAC


                                                              Percent of Class
Name and address                Number of Shares              Beneficially Owned
----------------                ----------------              ------------------


Dale J. Hensel(1)               5,031,058                            39.7%

Dan Barnett(2)                  4,967,058                            39.2%

Michelle Taylor(2)              1,036,375                             8.2%

Total                           11,034,489                           87.1%

All Directors and
Officers as a Group             5,031,058                            39.2%

(1) Dale Hensel is our sole officer and director. He is a director and president of MAC.
(2) Dan Barnett and Michelle Taylor are officers and directors of MAC. Mr. Hensel expects to nominate them to board and officer positions with our company in the near future, subject to qualification and consent.

Item 8.01         Other Events

Summary of MAC's Business Operations.
-------------------------------------

Mortgage Assistance Corporation is a financial services company that purchases, manages and resells first and second real estate mortgages and, or deed of trust promissory notes. MAC purchases these mortgages at a substantial discount to the mortgage obligation. Additionally, when necessary, it will foreclose, rehabilitate and, or sell the real estate securing the purchased mortgages and deed of trust promissory notes.

MAC purchases and manages pools of distressed real estate secured mortgages and promissory notes. The types of mortgage pools acquired include non-performing, charged-off, sub-prime mortgages, typically between 90 days and two years past due. The liens are secured by residential real estate. MAC acquires both first and second mortgages or liens. Approximately, 1% of the acquired loans are subordinate liens, which bear risk of being reclassified as unsecured loans if the priority lienholder forecloses on the real estate. These pools of non-performing real estate mortgages and notes are purchased from banks and other lending institutions. Non-performing loan pools are purchased in either negotiated transactions or public bidding transactions.

MAC principally purchases non-performing first lien loan pools of varying amounts from banks and other lenders at a significant discount from the loans' outstanding legal principal balances, the total of the aggregate of expected future sales price and the total payments to be received from the mortgage or note obligors. MAC acquires portfolios after a quantitative and qualitative analysis of the underlying mortgage, the collateral and calculate the purchase price of the portfolio so that the estimated cash flow offers MAC an adequate return on the acquisition cost and servicing expenses. After the company purchases the loan pool, the process of debt resolution commences. The company works the loan portfolio with the purpose of changing the non-performing loans into either performing loans or forecloses on the real estate. The company will resell a substantial portion of its re-performing loans in various sized loan pools. The company will be required to foreclose on certain real estate properties when portfolio loans continue in default. As a result of the foreclosure actions, the company will own single family real estate and other real estate. These properties may be rehabilitated, held and ultimately sold. They may be sold for cash or MAC may finance the sale by use of real estate installment sale contract.

MAC also enters into joint venture agreements from time to time with various investors in the purchase of loan pools.

RISK FACTORS

There Has Been An Volatile Public Market For Our Common Stock And The Price Of Our Stock May Be Subject To Fluctuations.

We cannot assure you that a liquid transparent trading market for our common stock will develop or be sustained. You may not be able to resell your shares at any price. The market price of our common stock is likely to be volatile and could be subject to fluctuations in response to factors such as the following, most of which are beyond our control:

o operating results that vary from the expectations of securities analysts and investors;
o changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;
o        the  operations,  regulatory,  market and other risks discussed in this section;
o announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
o announcements by third parties of significant claims or proceedings against us; and
o        future sales of our common stock.

In addition, the market for our stock has from time to time experienced extreme price and volume fluctuations. These broad market fluctuations may adversely affect the market price of our common stock in the future.

Risks Relating To Low-Price Stocks.
-----------------------------------

Because our stock is quoted on the NASD OTC Electronic Bulletin Board and subject to the Penny Stock Regulations, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of, our Company's securities. The regulations governing low-priced or penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of the purchasers and shareholders to sell their securities in the secondary market.

Limited Market Due To Penny Stock
---------------------------------

The Company's stock differs from many stocks, in that it is a "penny stock." The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and
Exchange Act of 1934, as amended. Because our securities probably constitute "penny stock" within the meaning of the rules, the rules would apply to us and our securities. The rules may further affect the ability of owners of our stock to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all. Stockholders should be aware that, according to the Securities and Exchange Commission Release No. 34- 29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include: - Control of the market for the security by one or a few broker- dealers that are often related to the promoter or issuer; - Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; - "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; - Excessive and undisclosed bid-ask differentials and markups by selling broker- dealers; and - The wholesale dumping of the same securities by promoters and broker- dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses. Furthermore, the "penny stock" designation may adversely affect the development of any public market for the Company's shares of common stock or, if such a market develops, its continuation. Broker-dealers are required to personally determine whether an investment in "penny stock" is suitable for customers. Penny stocks are securities (i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange;
(iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) of an issuer with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years. Section 15(g) of the Exchange Act, and Rule 15g-2 of the Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Rule 15g-9 of the Commission requires broker- dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for the Company's stockholders to resell their shares to third parties or to otherwise dispose of them.

Future Capital Needs Could Result In Dilution To Investors; Additional Financing Could Be Unavailable Or Have Unfavorable Terms.

Our Company's future capital requirements will depend on many factors, including cash flow from operations, general state of the economy, available mortgage pools, competing market developments, and the Company's ability to market its proposed products successfully. It will be necessary to raise additional funds through equity or debt financings. Any equity financings could result in dilution to our Company's then-existing stockholders. Sources of debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to the Company. If adequate funds are not obtained, the Company may be required to reduce or curtail operations.

Need for Additional Financing. Our Company has no funds. Even if the Company's future available funds prove to be sufficient to pay for its operations, such funds will clearly not be sufficient to enable MAC to exploit its business opportunities. Thus, the ultimate success of the Company and MAC will depend, in large part, upon its ability to raise additional capital. There is no assurance that additional capital will be available from any source or, if available, that it can be obtained on terms acceptable to the Company. If not available, the Company's and MAC's operations will be limited to those that can be financed with its modest capital.

No Assurance of Success or Profitability. There is no assurance that the Company or MAC will generate revenues or profits, or that the market price of the Company's outstanding shares will be increased by this business combination with MAC.

Limited Operating History
-------------------------

MAC has a limited operating history and our Company's and MAC's financial health will be subject to all the risks inherent in the establishment of a new business enterprise. The likelihood of success of our company and MAC must be considered in the light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the startup and growth of a new business, and the competitive environment in which we will operate. Our success is dependent upon the successful financing and development of our business plan. No assurance of success is offered. Unanticipated problems, expenses, and delays are frequently encountered in establishing a new business and marketing and developing products. These include, but are not limited to, financing, competition, the need to develop customers and market expertise, market conditions, sales, marketing and governmental regulation. The failure of the Company to meet any of these conditions would have a materially adverse effect upon the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company or MAC can or will ever operate profitably.

Caution Regarding Forward-Looking Information
---------------------------------------------

We have included forward-looking statements in this report. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward looking statements. Without limiting the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "estimate", "plan" or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions, demand for the Company's products, competitive factors in the industries in which we compete or intend to compete, and other uncertainties of our future acquisition plans.

Given these uncertainties, readers of this Current Report Form 8-K and investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

REPORTS FILED WITH THE SEC

Our Company is a reporting company. The public may read and copy the Annual Report (Form 10-KSB) and any other materials filed by the Company at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, information statements, and other information regarding the company at http://www.sec.gov.

Item 9.01         Financial Statements and Exhibits

(a) Financial Statements of business acquired.

         We  have  attached  the  audited   financial   statements  of  Mortgage
Assistance Corporation (MAC), the Texas corporation.

(b) Pro Forma financial information.

         We have attached proforma financial information for comparative purposes only which is not indicative of the operating results that actually would have occurred had the MAC acquisition been consummated on December 31, 2004. These results are not intended to be a projection of future results and do not reflect any synergies that might have been achieved from combined operations.

(c) Exhibits

Exhibit No.       Description of Exhibit

2.0               Business Combination Agreement dated May 10, 2005

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 10, 2005                       MORTGAGE ASSISTANCE CENTER CORPORATION


                                           /s/ Dale Hensel
                                          --------------------------------------
                                          By: Dale Hensel
                                          Title: President

                         MORTGAGE ASSISTANCE CORPORATION

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003


                                      WITH



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                         Mortgage Assistance Corporation
                              Financial Statements
                          Year Ended December 31, 2004
                                       and
        Period from Inception (March 28, 2003) through December 31, 2003




                                    Contents




Report of Independent Registered Public Accounting Firm......................F-3


Audited Financial Statements:

     Balance Sheets..........................................................F-4
     Statements of Operations................................................F-6
     Statements of Changes in Stockholders' Equity...........................F-8
     Statements of Cash Flows................................................F-9
     Notes to Financial Statements..........................................F-11

The Board of Directors
Mortgage Assistance Corporation
Dallas, Texas


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Mortgage Assistance Corporation (A Texas corporation) as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2004, and period from inception (March 28, 2003) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mortgage Assistance Corporation as of December 31, 2004 and 2003, and the results of its operations, cash flows and changes in stockholders' equity for the year ended December 31, 2004 and period from inception through December 31, 2003, in conformity with U.S. generally accepted accounting principles.




--------------------------------------
Sutton Robinson Freeman & Co., P.C.
Certified Public Accountants

Tulsa, Oklahoma
April 12, 2005

                         Mortgage Assistance Corporation
                                 Balance Sheets
                           December 31, 2004 and 2003



                                     ASSETS
                                                         2004           2003
                                                     -----------    -----------
Current Assets
Cash and cash equivalents                            $   572,884    $    76,533
Portfolio assets, at cost (Notes 2 and 4)                764,868        586,228
Accounts receivable-related parties (Note 7)              92,528         78,177
Prepaid expenses                                          34,866         90,006
                                                     -----------    -----------

                                                       1,465,146        830,944
                                                     -----------    -----------
Property And Equipment, at cost
Furniture, equipment & computers                          58,352         21,208
Less accumulated depreciation                             11,133            806
                                                     -----------    -----------

                                                          47,219         20,402
                                                     -----------    -----------
Investments And Other assets
Investment in public company (Note 11)                   295,000        295,000
Investment in  MAP/MAC, LLC (Note 5)                      39,797           --
Rent & utility deposits                                    3,000          3,000
                                                     -----------    -----------

                                                         337,797        298,000
                                                     -----------    -----------

Total Assets                                         $ 1,850,162    $ 1,149,346
                                                     ===========    ===========




   The accompanying notes are an integral part of these financial statements.

                         Mortgage Assistance Corporation
                                 Balance Sheets
                           December 31, 2004 and 2003




                LIABILITIES AND STOCKHOLDERS' EQUITY

                                                         2004           2003
                                                     -----------    -----------
Current Liabilities
Notes payable-individuals (Note 6)                   $   948,000    $   478,000
Accounts payable-trade                                   151,751           --
Accounts payable-others                                   89,784        137,784
Accounts payable-related parties (Note 7)                 18,422         36,360
Accrued fees & wages                                     188,344         98,955
Accrued interest payable                                  32,024          1,387
Other accrued liabilities                                  4,051            160
Note payable-corporate acquisition (Note 11)                --          235,000
Notes payable-stockholders (Note 7)                         --           66,963
                                                     -----------    -----------

                                                       1,432,376      1,054,609
                                                     -----------    -----------
Long-term Debt
Notes payable-individuals (Note 6)                       373,200        150,000
                                                     -----------    -----------

Stockholders' Equity
Common stock, par value $0.001 per share;
  authorized 100,000,000 shares; issued 5,331,350
  and 5,306,350 shares in 2004 and
  2003, respectively                                       5,331          5,306
Additional paid-in capital                               448,646        326,024
Retained earnings (deficit)                             (409,391)      (386,593)
                                                     -----------    -----------

                                                          44,586        (55,263)
                                                     -----------    -----------

Total Liabilities and Stockholders' Equity           $ 1,850,162    $ 1,149,346
                                                     ===========    ===========






   The accompanying notes are an integral part of these financial statements.

                         Mortgage Assistance Corporation
                             Statement of Operations
                           Year December 31, 2004 and
        Period from Inception (March 28, 2003) through December 31, 2003



                                                         2004           2003
                                                     -----------    -----------
Revenues
Sales of portfolio assets (Note 2)                   $ 3,953,712    $      --
Cost of portfolio assets sold (Note 2)                 2,786,562           --
                                                     -----------    -----------
Gain on sale of portfolio assets                       1,137,150           --
Servicing fees from affiliates and others (Note 7)        53,120           --
Income from joint venture (Note 5)                        27,797           --
Other income                                              15,413          6,141
                                                     -----------    -----------
Total Revenues                                         1,233,480          6,141
                                                     -----------    -----------

Expenses
Sales Expenses
Commission expense                                        32,707          5,000
Travel, lodging & meals                                   38,304          1,173
Due diligence cost & fees                                 10,072          1,890
Property taxes                                             3,529           --
                                                     -----------    -----------
                                                          84,612          8,063
                                                     -----------    -----------
General & Administrative Expenses
Wages & contract labor                                   566,613        105,825
Corporate expenses                                        83,085           --
Legal & professional fees                                 71,959         38,746
Office supplies & miscellaneous                           62,800         33,574
Payroll taxes & employee benefits                         44,526          3,275
Rent                                                      38,314         10,190
Telephone & utilities                                     20,044          8,776
Printing & postage                                        16,279          1,089
Travel, lodging & vehicles                                12,121          6,066
                                                     -----------    -----------
                                                         915,741        207,541
                                                     -----------    -----------
Other Expenses
Interest expense                                         199,414         11,324
Software development                                      46,646           --
Depreciation expense                                       9,865            806
Expired option fee (Note 11)                                --         (165,000)
                                                     -----------    -----------
                                                         255,925        177,130
                                                     -----------    -----------
Total Expenses                                         1,256,278        392,734
                                                     -----------    -----------

Income (loss) before income taxes                        (22,798)      (386,593)





   The accompanying notes are an integral part of these financial statements.

                         Mortgage Assistance Corporation
                             Statement of Operations
                           Year December 31, 2004 and
        Period from Inception (March 28, 2003) through December 31, 2003





                                                         2004           2003
                                                     -----------    -----------


Provision (benefit) for income taxes (Note 8)               --             --
                                                     -----------    -----------
Net loss                                             $   (22,798)   $  (386,593)
                                                     ===========    ===========

Net loss per share (Note 10)                         $     (0.01)   $     (0.13)
                                                     ===========    ===========



























   The accompanying notes are an integral part of these financial statements.


                         Mortgage Assistance Corporation
                             Statement of Cash Flows
                           Year December 31, 2004 and
        Period from Inception (March 28, 2003) through December 31, 2003



                                                                      2004         2003
                                                                   ---------    ---------
Cash Flows From Operating Activities
Net loss                                                           $ (22,798)   $(386,593)
                                                                   ---------    ---------
Adjustments to reconcile net loss to net
cash provided (used) by operating activities
Depreciation                                                           9,865          806
Amortization of prepaid interest                                      71,740        9,260
Amortization of deferred rent                                         10,767        2,500
Income from joint venture                                            (27,797)        --
Change in assets and liabilities, excluding effect of
MSP acquisition
(Increase) decrease in mortgage note receivable pools                225,775     (586,228)
(Increase) decrease in accounts receivable from related parties     (104,527)     (78,177)
(Increase) decrease in prepaid insurance                             (27,367)        (766)
(Increase) decrease in deposits                                         --         (3,000)
Increase (decrease) in accounts payable-trade                        150,408      137,784
Increase (decrease) in accounts payable-others                       (58,195)        --
Increase (decrease) in accounts payable-related parties             (106,026)      36,360
Increase (decrease) in accrued fees & wages                           89,389       98,955
Increase (decrease) in accrued interest                               30,637        1,387
Increase (decrease) in other accrued liabilities                       3,891          160
                                                                   ---------    ---------

Total adjustments                                                    268,560     (380,959)
                                                                   ---------    ---------

Net Cash Provided (Used) by Operating Activities                     245,762     (767,552)
                                                                   ---------    ---------

Cash Flows From Investing Activities
Purchases of property and equipment                                  (24,695)     (19,858)
Investment in partnership                                            (12,000)        --
Investment in public shell corporation                              (235,000)     (60,000)
                                                                   ---------    ---------

Net Cash Used by Investing Activities                               (271,695)     (79,858)
                                                                   ---------    ---------



   The accompanying notes are an integral part of these financial statements.


                                      F-8

                         Mortgage Assistance Corporation
                             Statement of Cash Flows
                           Year December 31, 2004 and
        Period from Inception (March 28, 2003) through December 31, 2003



                                                                      2004         2003
                                                                   ---------    ---------
Cash Flows From Financing Activities
Issuance of common stock                                              25,000      228,980
Proceeds from issuance of debt to individuals                        470,000      628,000
Proceeds from loans from stockholders                                 30,784       66,963
Repayment of loans from stockholders                                  (3,500)        --
                                                                   ---------    ---------


Net Cash Provided by Financing Activities                            522,284      923,943
                                                                   ---------    ---------

Net Increase in Cash                                                 496,351       76,535

Cash at Beginning of Period                                           76,533         --
                                                                   ---------    ---------

 Cash at End of Period                                             $ 572,884    $  76,535
                                                                   =========    =========


Supplemental Disclosures

Noncash Investing and Financing Activities:
Stockholders' debt contributed to
additional paid-in capital                                         $  97,647    $    --
Investment in public corporate shell financed by short-term debt   $    --      $ 235,000
Equipment acquired by issuance of common stock                     $    --      $   1,350

Cash Paid During the Year for:
Interest                                                           $    --      $     676
Income taxes                                                       $    --      $    --



   The accompanying notes are an integral part of these financial statements.




                         Mortgage Assistance Corporation
                  Statement of Changes in Stockholders' Equity
                           Year December 31, 2004 and
        Period from Inception (March 28, 2003) through December 31, 2003


                                                                     Additional
                                             Common        Par        Paid In      Retained
                                             Shares       Value       Capital       Deficit        Total
                                           ----------   ----------   ----------   -----------    ----------
Balances, March 28, 2003                         --     $     --     $     --     $      --      $     --

Common shares issued:
For cash                                    5,204,000        5,204      223,776          --         228,980

In lieu of rent                                20,000           20       19,980          --          20,000

In lieu of interest                            81,000           81       80,919          --          81,000

For computer equipment                          1,350            1        1,349          --           1,350

Net loss                                         --           --           --        (386,593)     (386,593)
                                           ----------   ----------   ----------   -----------    ----------

Balances, December 31, 2003                 5,306,350        5,306      326,024      (386,593)      (55,263)

       Common shares issued for cash           25,000           25       24,975          --          25,000

Stockholders' debt contributed
  to additional paid in capital                  --           --         97,647          --          97,647


Net loss                                         --           --           --         (22,798)      (22,798)
                                           ----------   ----------   ----------   -----------    ----------

Balances, December 31, 2004                 5,331,350   $    5,331   $  448,646   $  (409,391)   $   44,586
                                           ==========   ==========   ==========   ===========    ==========












   The accompanying notes are an integral part of these financial statements.

                         Mortgage Assistance Corporation
                          Notes to Financial Statements
                           December 31, 2004 and 2003



Note 1 - Organization and Nature of Business
         -----------------------------------

     Mortgage Assistance Corporation ("MAC" or the "Company") was incorporated in the State of Texas on March 28, 2003. The Company is a financial services company that acquires, manages, and resells first and second liens. Additionally, when necessary the Company will foreclose, rehabilitate and sell the homes that are securing the mortgage notes that were purchased.

     The Company acquires and manages pools of distressed real estate-based mortgages. The types of mortgage pools acquired include non-performing, charged-off, sub-prime mortgage, typically between ninety days and two years past due and secured by residential real estate. The Company acquires both priority ("first") and subordinate ("second") mortgage loans or "liens". Approximately 1% of the loans acquired are subordinate liens, which bear the risk of being reclassified as an unsecured loan should the first lien holder foreclose on the property. The Company primarily acquires non-performing first lien loan pools of varying amounts from banks and other lenders at a significant discount from the loans' outstanding legal principal amount, the total of the aggregate of expected future sales price and the total payments to be received from obligors.

     After the Company acquires the loans, the process of resolution begins with the borrower, changing the status of the non-performing loans into either performing loans or foreclosing on the real estate. The Company will resell a substantial portion of its re-performing loans in various-sized loan pools. The Company will be required to foreclose on certain properties when loans held in its portfolio continue to be in default. As a result, the Company will be engaged in owning single- family dwellings and possibly other real estate. Such foreclosed real estate will be held, rehabilitated where necessary, and sold.

     The Company commenced full scale operations during the first quarter of 2004. Through December 31, 2003, the Company had purchased three loan pools on the secondary market and made nominal collections of delinquent loan principal and interest. Sales of loan pools had not been consummated, nor were there any foreclosures of secured real estate through December 31, 2003.


Note 2 - Summary of Significant Accounting Policies
         ------------------------------------------

     Portfolio Assets:

     Portfolio assets are held for sale and reflected in the accompanying financial statements as mortgage note receivable pools or real estate portfolios. The following is a description of each classification and the related accounting policy accorded to each portfolio type:

                         Mortgage Assistance Corporation
                          Notes to Financial Statements
                           December 31, 2004 and 2003



Note 2 - Summary of Significant Accounting Policies (Continued)
         ------------------------------------------

     Mortgage Note Receivable Pools:

     Mortgage note receivable pools consist primarily of first lien distressed real estate based mortgages. The cost basis of loan pools acquired consists of their purchase price from banks or other sellers plus purchase commissions, if any. Loan pool costs are allocated to individual loans based on the face value of the unpaid principal of the loans and their performance status based on the note's expected cash flow. Any payments of due diligence costs, property taxes, or insurance required are charged to operations.

     Subsequent to acquisition, the adjusted cost of the mortgage note receivable pools is evaluated for impairment on a quarterly basis. The evaluation of impairment is determined based on the review of estimated future cash receipts, which represents the net realizable value of the note pool. Once it is determined that there is impairment, a valuation allowance is established for any impairment identified through provisions charged to operations in the period the impairment is identified. The Company determined that no impairment allowance was required at December 31, 2004 and 2003.

     The Company recognizes gain or loss upon the resale or other resolution of mortgage loan pools based upon the difference between the selling price of the loan pool and the cost basis of the individual loans included in the pool being sold. Collections of delinquent principal and interest payments are credited against the cost basis of the respective loan.

     Real Estate Portfolios:

     Real estate portfolios consist of real estate acquired by foreclosures of individual mortgage notes receivable. Such portfolios are carried at the lower of cost or fair value less estimated costs to sell. The cost of foreclosed real estate consists of original loan costs plus any costs relating to the development and improvement of the real estate for its intended use. The costs of foreclosure and any required refurbishment costs to bring the property to resaleable condition, as well as any maintenance, taxes and insurance costs required during the holding period are charged to operations. Income or loss is recognized upon the disposal of real estate at date of closing, based on the difference between selling prices, less commissions, and capitalized costs. Rental income, net of expenses, on real estate portfolios is recognized when received. Accounting for the portfolios is on an individual asset-by-asset basis as opposed to a pool basis.

     Subsequent to acquisition, the amortized cost of real estate portfolios is evaluated for impairment on a quarterly basis. The evaluation of impairment is determined based on the review of the estimated future cash receipts,

                         Mortgage Assistance Corporation
                          Notes to Financial Statements
                           December 31, 2004 and 2003




Note 2 - Summary of Significant Accounting Policies  (Continued)
         ------------------------------------------

     which represents the net realizable value of the real estate portfolio. A valuation allowance is established for any impairment identified through provisions charged to operations in the period the impairment is identified. The Company determined that no allowance for impairment was required at December 31, 2004.

     Cash and Cash Equivalents:

     The Company considers all highly liquid debt or equity instruments purchased with an original maturity at the date of purchase of 90 days or less to be cash equivalents.

     Fair Value of Financial Instruments:

     The Company's financial instruments include cash, receivables, short-term payables, and notes payable. The carrying amounts of cash, receivables, and short-term payables approximate fair value due to their short-term nature. The carrying amounts of notes payable approximate fair value based on borrowing terms currently available to the Company.

     Advertising Costs:

     Advertising costs are expensed as incurred as selling, general and administrative expenses in the accompanying statement of operations.

     Property and Equipment:

     Property and equipment acquired are recorded at cost. Depreciation of property and equipment is determined by the straight line and double-declining balance methods over estimated useful lives ranging from two to seven years.

     Upon sale, retirement or other disposal of property and equipment, the related cost and accumulated depreciation are removed from the accounts. All gains or losses arising from the sale, retirement or other disposition of property or equipment are reflected in earnings.

     Maintenance, repairs, renewals and betterments, in general, are charged to expense as incurred, except that of major renewals and betterments which extend the life on an asset or increase the value thereof are capitalized.

     Income Taxes:

     The Company accounts for income taxes based on Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for

                         Mortgage Assistance Corporation
                          Notes to Financial Statements
                           December 31, 2004 and 2003




Note 2 - Summary of Significant Accounting Policies  (Continued)
         ------------------------------------------

     the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, SFAS No. 109 requires the recognition of future tax benefits, such as net operating loss carry forwards, to the extent that realization of such benefits is more likely than not. The amount of deferred tax liabilities or assets is calculated by applying the provisions on enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. Valuation allowances are established, when necessary, to reduce deferred tax assets when it is more likely than not that all or a portion of the deferred tax asset will not be realized.

     Net Loss Per Share:

     The Company computes net income (loss) per share in accordance with SFAS No. 128, Earnings per Share and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net income
     (loss) per share is calculated by dividing net income (loss) available to common stockholders for the period by the weighted average number of common shares outstanding during the period.

     Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassifications:

     Certain prior year amounts have been reclassified to conform to the 2004 presentation. These changes had no impact on previously reported results of operations or stockholders' equity.

Note 3 - Asset Acquisition
         -----------------

     Effective January 1, 2004, the Company acquired the assets of Mortgage Solution Partners ("MSP"), a proprietorship owned by a principal officer of the Company. Under the terms of the agreement, the Company acquired assets with a cost basis of $416,549, of which $404,415 represented the cost basis of certain mortgage note receivable pools. No cash was required for the acquisition, with the Company assuming debt of $416,549, including a long-term note payable obligation to an individual in the amount of $223,200.

                         Mortgage Assistance Corporation
                          Notes to Financial Statements
                           December 31, 2004 and 2003



Note 4 - Portfolio Assets
         ----------------

     Portfolio assets were comprised of the following at December 31, 2004 and 2003:

                                                             2004        2003
                                                         ----------   ----------

     Mortgage note receivable pools                      $  554,642   $  586,228
     Real estate portfolios                                 150,976         --
     Other                                                   59,250         --
                                                         ----------   ----------

          Total portfolio assets                            764,868      586,228

     Valuation allowance for impairment                        --           --
                                                         ----------   ----------

          Net portfolio assets                           $  764,868   $  586,228
                                                         ==========   ==========


     Portfolio assets are pledged to secure non-recourse notes payable to individuals (See Note 6).




Note 5 - Investment in Joint Venture
         ---------------------------

     Effective September 30, 2004, the Company acquired a 50% interest in MAP/MAC, LLC, a joint venture with an unrelated party formed for the purpose of acquiring mortgage note receivable pools in the secondary market. The Company's investment in MAP/MAC, LLC is accounted for using the equity method.

                         Mortgage Assistance Corporation
                          Notes to Financial Statements
                           December 31, 2004 and 2003




Note 5 - Investment in Joint Venture (Continued)
         ---------------------------

     A summary of the results of operations for the period ended December 31, 2004, and net assets at December 31, 2004 for MAP/MAC, LLC is as follows:


     Results of operations:
           Total revenues                                          $    176,378
           Operating profit                                              55,594
           Net income                                                    55,594

     Net assets:
           Current assets                                          $    393,229
           Noncurrent assets                                               --
                                                                   ------------
           Total assets                                                 393,229

           Current liabilities                                         (313,635)
                                                                   ------------
                                                                   $     79,594
                                                                   ============


Note 6 - Notes Payable
         -------------

     At December 31, 2004, notes payable to individuals were comprised of the following:




                                                               2004       2003
                                                             --------   --------

     Loan due interest only monthly at 16%,
     maturing February 2006                                  $223,200   $   --


     Loans due interest only on a monthly
     basis, maturing January 2005, with a
     weighted average interest rate of 12.8%                  258,000    258,000

     Loans due principal and accrued interest at
     10% at maturity in March 2005                            210,000       --

                         Mortgage Assistance Corporation
                          Notes to Financial Statements
                           December 31, 2004 and 2003




Note 6 - Notes Payable (Continued)
         -------------

                                                            2004          2003
                                                         ----------   ----------

      Loan due $50,000 January 2005, with balance
      of $150,000 due March 2005, interest at 2%
      payable monthly (10% beginning January 2005)
      plus issuance of 50,000 shares of common
      stock at inception and 5,000 shares monthly,
      beginning November 2004, in lieu of additional
      interest                                           $  200,000   $  200,000

      Loan due $50,000 January 2005, with balance
      of $100,000 due February 2006, issuance of
      30,000 shares of common stock at inception
      and 1,800 shares monthly beginning April 2005
      through maturity in lieu of interest                  150,000      150,000

      Loan due interest only on a monthly basis at 18%,
      maturing July 2005                                    150,000         --

      Loans due interest only on a monthly or
      quarterly basis at 10%, maturing March
      2005 through 2006                                     130,000       20,000
                                                         ----------   ----------

            Total                                         1,321,200      628,000

            Less portion due within one year                948,000      478,000
                                                         ----------   ----------

                                                         $  373,200   $  150,000
                                                         ==========   ==========


     The loans from individuals are secured by certain real estate mortgage note receivable pools.

     As described above, the Company's loans from individuals have interest rates ranging from 2% to 18% and/or require the issuance of shares of common stock in addition to or in lieu of interest, using an assumed value of $1.00 per share. In 2003, 81,000 shares of the Company's common stock were issued to certain individuals to satisfy loan interest requirements.

                         Mortgage Assistance Corporation
                          Notes to Financial Statements
                           December 31, 2004 and 2003




Note 6 - Notes Payable (Continued)
         -------------

     No shares of common stock were issued under such arrangements in 2004, however accrued interest payable at December 31, 2004 includes a provision for interest payable via future stock issuances. At December 31, 2004, the Company was obligated for approximately $45,000 worth of future stock issuances in order to satisfy interest requirements through maturity of the related loans.

     The weighted average interest rate on debt to individuals was 17.1% and 20.0% for 2004 and 2003, respectively.

     At December 31, 2004, maturities of notes payable to individuals were as follows:

                  2005                            $948,000
                  2006                             373,200


Note 7 - Related Party Transactions
         --------------------------

     During the periods ended December 31, 2004 and 2003, the Company engaged in certain transactions with the Company's three principal officers and stockholders and with three affiliated entities, Mortgage Solutions Partners ("MSP"), a proprietorship, Abovo Corporation, and Vision Ads, Inc. ("VA"), a corporation dba "Red Horse Realty", all owned by the Company's Vice-President. During the year ended December 31, 2004, the Company also engaged in certain transactions with two other affiliated entities, MAP/MAC, LLC (an unincorporated joint venture) and Mortgage Assistance Center Corporation ("MACC").

     In 2003, the Company earned $6,141 for advances to MSP for the purchase and management of mortgage note receivable pools acquired by MSP. Additionally, the Company incurred fee expense of $20,259 to MSP for the management and administration of certain MAC loans by MSP. MSP was engaged in substantially the same business as the Company. MSP's assets were acquired by the Company in a purchase transaction effective January 1, 2004 (See
     Note 3). The Company had a receivable of $78,177 from MSP at December 31, 2003 which was eliminated in the purchase transaction.

     Upon the acquisition of MSP, the Company assumed debts owed to Abovo Corporation by MSP. Abovo Corporation engages in the purchase and sale of residential real estate, and often carries the note receivable with its purchasers. In 2004, the Company began servicing Abovo Corporation's real estate loans and recognized $25,234 in service fee income.

                         Mortgage Assistance Corporation
                          Notes to Financial Statements
                           December 31, 2004 and 2003




Note 7 - Related Party Transactions (Continued)
         --------------------------

     At December 31, 2004, the Company had an account payable to Abovo Corporation of $18,422.

     The Company and VA, a real estate management firm, share certain office space, personnel and other administrative costs. The Company and VA record their proportionate share of the common expenses based on the relative proportion of total personnel utilized by the two entities. As a result of these transactions, VA owed the Company $19,490 at December 31, 2004, while the Company owed VA $36,360 at December 31, 2003.

     Two of the Company's principal officers and stockholders made cash advances to, and paid certain expenses on behalf of the Company. Such unpaid advances were non-interest bearing and due upon demand and amounted to $66,963 at December 31, 2003. Effective December 31, 2004, the outstanding balance of debt owed to the officers, $97,647, was forgiven by the officers and contributed to additional paid-in-capital.

     During the periods ended December 31, 2004 and 2003, the Company's principal officers did not receive salaried compensation for their services. The Company paid an officer and stockholder $69,050 and $17,500 for consulting services during the periods ended December 31, 2004 and 2003, respectively.

     During 2004, the Company paid certain expenses on behalf of MAP/MAC, LLC, a 50%-owned joint venture of the Company (See Note 5) and Mortgage Assistance Center Corporation, a planned merger partner (See Note 11). The Company also charged MAP/MAC, LLC fees for servicing its note pools. Such fees amounted to $21,279 for the year ended December 31, 2004. At December 31, 2004, the Company had accounts receivable from MAP/MAC and MACC of $27,261 and $42,860, respectively.

Note 8 - Income Taxes
         ------------

     The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, if appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carry forward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities on the accompanying balance sheets at December 31, 2004 and 2003 is a result of the following:

                         Mortgage Assistance Corporation
                          Notes to Financial Statements
                           December 31, 2004 and 2003




Note 8 - Income Taxes (Continued)
         ------------


                                                            2004         2003
                                                         ---------    ---------
     Deferred tax assets:
           Federal tax operating loss carryforward       $  74,900    $  99,400
           Accrued fees and wages                           64,000       33,200
           Other                                            (3,800)      (1,800)
                                                         ---------    ---------

     Total gross deferred tax assets                       135,100      130,800

     Valuation allowance                                  (135,100)    (130,800)
                                                         ---------    ---------

           Net deferred tax assets                       $    --      $    --
                                                         =========    =========



     A reconciliation between the statutory federal income tax rate (34%) and the effective rate of income tax expense (benefit) for the periods ended December 31, 2004 and 2003 follows:



                                                            2004         2003
                                                         ---------    ---------

     Statutory federal tax rate                               (34%)        (34%)
     Increase (decrease) in taxes resulting from:
        State tax, net of federal benefit                     --           --
        Increase (decrease) in valuation allowance              34           34
                                                         ---------    ---------

        Effective rate                                        --           --
                                                         =========    =========






     At December 31, 2004 the Company had an available net operating loss carry forward of approximately $220,000 to offset future taxable income. The net operating loss will expire if not utilized by 2023.

                         Mortgage Assistance Corporation
                          Notes to Financial Statements
                           December 31, 2004 and 2003





Note 9 - Lease
         -----

     The Company leases space for its corporate offices under a two-year operating lease expiring in September 2005. The lease terms require total rentals of $56,285 in cash over the two-year period plus 20,000 shares of the Company's common stock in order to compensate for below-market cash rent over the lease term. The lease is guaranteed by an officer of the Company.

     The lease requires the Company to pay all taxes, insurance and maintenance costs associated with the leased premises. The lease contains a renewal option for an additional three years. Rent expense under this lease was $38,314 and $10,190 for the periods ended December 31, 2004 and 2003, respectively.

     At December 31, 2004, minimum future cash rentals under this noncancellable operating lease were $22,455.


Note 10 - Earnings Per Share
          ------------------


                                                   December 31,    December 31,
                                                       2004            2003
                                                   ------------    ------------
     Primary earnings per share:
             Common shares outstanding                5,331,350       5,306,350
                                                   ------------    ------------

             Weighted average shares outstanding      5,331,213       2,955,768
                                                   ------------    ------------

             Earnings (loss) per share             $      (0.01)   $      (0.13)
                                                   ============    ============

     Fully diluted earnings per share:
             Common shares outstanding                5,331,350       5,306,350
                                                   ------------    ------------

             Weighted average shares outstanding      5,331,213       2,955,768
                                                   ------------    ------------

             Earnings (loss) per share             $      (0.01)   $      (0.13)
                                                   ============    ============

                         Mortgage Assistance Corporation
                          Notes to Financial Statements
                           December 31, 2004 and 2003





Note 11 - Proposed Business Combination
          -----------------------------

     In May 2003 the Company signed a letter agreement with an unrelated third party to acquire the common shares of Mortgage Assistance Center Corporation (formerly Safe Alternatives Corporation of America, Inc.) a publicly traded (NASDQ) Florida corporation. Since July 1, 2002, MACC has not had assets or operating activities. Under the terms of the agreement the Company agreed to pay $460,000 in varying installments to the third party by September 2003. The Company, after paying $165,000, failed to make the remaining installment payments and the agreement was terminated in 2004. The $165,000 was charged to operations in the period ending December 31, 2003.

     On May 14, 2004 the Company executed a Letter of Intent with MACC, whereby subject to the approval of MACC's shareholders, the Company offered to be acquired by MACC on the following terms and conditions: MACC board will call a special shareholders meeting or obtain a majority shareholder consent in lieu of a special meeting according to the Florida Business Corporation Statutes and recommend and approve the following actions:

          1. Effect a reverse split of the MACC common shares on a One for Two Hundred Fifty (1:250) basis;
          2.   Effect a corporate name change from Safe Alternatives Corporation of America, Inc. to Mortgage Assistance Center Corporation;
          3.   Change the  authorized  number of common shares to be issued from
               175,000,000 to 50,000,000 shares;
          4. Authorize a business combination whereby MACC will exchange 12,000,000 post reverse split common shares for all of the issued and outstanding common stock of Mortgage Assistance Corporation; and
          5. Any such further recommendations as may be considered reasonable and in the best interest of the shareholders.

     Under the terms of the agreement, the Company agreed to pay $175,000 to a third party agent and sign a promissory note for $120,000, to be paid by June 15, 2004. Additionally the Company agreed to assume the responsibility to pay for certain costs and expenses for auditor's fees, legal fees, transfer agent fees and EDGAR filing fees incurred by MACC after September 2003. Through December 31, 2004, the Company had incurred $42,860 of such costs and expenses, and the Company has complied with the terms of the agreement as of the date of the auditor's report.

     To facilitate the merger or business combination with the Company and MACC, in March 2004, the board of directors of MACC resigned, and the shareholders elected Dale Hensel sole Director, President, Chief Executive Officer and Chief Financial Officer. Mr. Hensel is also President of the Company.

     The completion of the merger is expected to occur in the second quarter of 2005.

                         Mortgage Assistance Corporation
                          Notes to Financial Statements
                           December 31, 2004 and 2003




Note 11 - Proposed Business Combination (Continued)
          -----------------------------

     The proforma combined balance sheet at December 31, 2004 is as follows:


                                                       Mortgage
                                         Mortgage     Assistance
                                        Assistance      Center       Proforma
                                       Corporation   Corporation     Combined*
                                       -----------   -----------    -----------

     Assets
     Current Assets                    $ 1,465,146   $      --      $ 1,422,286

     Property and Equipment (Net)           47,219          --           47,219

     Investments & Other Assets            337,797          --           42,797
                                       -----------   -----------    -----------

     Total Assets                      $ 1,850,162   $      --      $ 1,512,302
                                       ===========   ===========    ===========


     Liabilities & Equity (Deficit)

     Current Liabilities               $ 1,432,376   $    68,731    $ 1,458,247

     Long-term Debt                        373,200          --          373,200

     Equity (Deficit)                       44,586       (68,731)      (319,145)
                                       -----------   -----------    -----------

     Total Liabilities & (Deficit)     $ 1,850,162   $      --      $ 1,512,302
                                       ===========   ===========    ===========





     *After elimination of intercompany balances of $42,860 and cost of investment in public company of $295,000.

                         Mortgage Assistance Corporation
                          Notes to Financial Statements
                           December 31, 2004 and 2003




Note 11 - Proposed Business Combination (Continued)
          -----------------------------

     The proforma combined statement of operations for the year ended December 31, 2004 is as follows


                                                       Mortage
                                        Mortgage      Assistance
                                       Assistance       Center       Proforma
                                      Corporation    Corporation     Combined*
                                      -----------    -----------    -----------

     Revenues                         $ 3,992,245    $      --      $ 3,992,245
                                      -----------    -----------    -----------

     Cost of  Portfolios Sold           2,786,562           --        2,786,562

     Selling, General &
        Administrative Expenses         1,046,999         72,955      1,119,954


     Interest Expense                     199,414          2,321        201,735


     Compensation expense related
        to common stock issuances
        at less than fair value              --          838,736        838,736


     Costs of acquisition
        of public company                    --             --          295,000

     Other (income)
        expenses (net)                    (17,932)          --          (17,932)
                                      -----------    -----------    -----------

     Total Expenses                     4,015,043        914,012      5,224,055
                                      -----------    -----------    -----------

     Net Operating Income (loss)          (22,798)      (914,012)    (1,231,810)

     Benefit For Income Taxes                --             --             --
                                      -----------    -----------    -----------

     Net Loss                         $   (22,798)   $  (914,012)   $(1,231,810)
                                      ===========    ===========    ===========

                     MORTGAGE ASSISTANCE CENTER CORPORATION
            (Formerly Safe Alternatives Corporation of America, Inc.)

                                       And

                         MORTGAGE ASSISTANCE CORPORATION
                     PRO FORMA COMBINED FINANCIAL STATEMENTS

                                December 31, 2004

                     Mortgage Assistance Center Corporation
            (Formerly Safe Alternatives Corporation of America, Inc.)
                                TABLE OF CONTENTS




                                                                            Page
                                                                            ----
Report of Independent Public Accountant's on Examination of
   Pro Forma Adjustments ....................................................F-1

Financial Statements:

Pro Forma Combined Balance Sheet as of December 31, 2004=....................F-2

Pro Forma Combined Statement of Income for the
   Year Ended December 31, 2004..............................................F-3


Notes to Pro Forma Combined Financial Statements.......................F-4 - F-5

                   Report of Independent Public Accountants on

                 Examination of Pro Forma Financial Information



To the Board of Directors and Stockholders of Mortgage Assistance Center Corporation

We have examined the pro forma adjustments reflecting the transaction described in Note 1 and the application of those adjustments to the historical amounts in the accompanying pro forma combined balance sheet of Mortgage Assistance Center Corporation as of December 31, 2004, and the pro forma combined statement of income for the year then ended. The historical condensed financial statements are derived from the historical financial statements of Mortgage Assistance Center Corporation (formerly Safe Alternatives Corporation of America, Inc.), and Mortgage Assistance Corporation, both of which we audited, and appearing elsewhere herein. Such pro forma adjustments are based upon management's assumptions described in Note 2. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the transaction occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effect on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above mentioned transaction described in Note 1, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts in the pro forma combined balance sheet as of December 31, 2004 and the pro forma combined statement of income for the year then ended.



Sutton Robinson Freeman & Co., P.C.




Certified Public Accountants

April 12, 2005
Tulsa, Oklahoma


                     Mortgage Assistance Center Corporation
            (Formerly Safe Alternatives Corporation of America, Inc.)
                        Pro Forma Combined Balance Sheet
                                December 31, 2004





                                                 Historical
                                                  Mortgage        Historical      Pro Forma
                                                 Assistance        Mortgage     Combining and
                                                   Center         Assistance    Consolidating     Pro Forma
                                                Corporation      Corporation       Entries         Combined
                                               -------------    -------------   -------------    -------------
ASSETS
    Current Assets                             $        --      $   1,465,146   $     (42,860)   $   1,422,286
    Property and Equipment (net)                        --             47,219            --             47,219
    Investment and other assets                         --            337,797        (295,000)          42,797
                                               -------------    -------------   -------------    -------------

      Total Assets                             $        --      $   1,850,162   $    (337,860)   $   1,512,302
                                               =============    =============   =============    =============




LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
    Current Liabilities                        $      68,731    $   1,432,376   $     (42,860)   $   1,458,247
    Long-Term Debt                                         0          373,200                          373,200
                                               -------------   -------------                     -------------
                                                      68,731       1,805,576                         1,831,447
                                               -------------   -------------                     -------------

Stockholders' Equity
    Stockholders' equity                             (68,731)          44,586        (295,000)        (319,145)
                                               -------------    -------------   -------------    -------------

    Total Liabilities & Stockholders' Equity   $        --      $   1,850,162   $    (337,860)   $   1,512,302
                                               =============    =============   =============    =============











See Accountant's Report on Pro Forma Financial Information.
The accompanying notes to pro forma combined financial information are an integral part of these financial statements.


                     Mortgage Assistance Center Corporation
           (Formerly Safe Alternatives Corporation of American, Inc.)
                        Pro Forma Statement of Operations
                      For the Year Ended December 31, 2004



                                                  Historical
                                                   Mortgage       Historical
                                                  Assistance       Mortgage
                                                    Center        Assistance      Pro forma       Pro Forma
                                                 Corporation     Corporation     Transactions     Combined
                                                 ------------    ------------    ------------    ------------
Revenues                                         $       --      $  3,992,245                    $  3,992,245
   Cost of Revenues                                      --         2,786,562                       2,786,562
                                                 ------------    ------------                    ------------

Gross Profit                                             --         1,205,683                       1,205,683
                                                 ------------    ------------                    ------------

Operating Expenses:
   Compensation expense related to common stock
   issuance at less than fair market value            838,736            --                           838,736

   Selling, general & administrative expense          72,955       1,046,999                        1,119,954

   Interest expense                                    2,321         199,414                          201,735

   Merger related expenses                               --              --           295,000         295,000

   Other (income) expense, net                           --           (17,932)                        (17,932)
                                                 ------------    ------------                    ------------

Operating Expenses                                    914,012       1,228,481                       2,437,493
                                                 ------------    ------------                    ------------

Operating Income (Loss)                              (914,012)        (22,798)                     (1,231,810)

Income Tax Expense (Benefit)                             --              --                              --
                                                 ------------    ------------                    ------------

Net Income (Loss)                                    (914,012)        (22,798)                     (1,231,810)

Weighted Average Shares Outstanding                   664,603       5,331,213                      12,664,603
                                                 ============    ============                    ============

Loss Per Share                                   $      (1.38)   $      (0.01)                   $      (0.10)
                                                 ============    ============                    ============




See Accountant's Report on Pro Forma Financial Information.
The accompanying notes to pro forma combined financial information are an integral part of these financial statements.

                     MORTGAGE ASSISTANCE CENTER CORPORATION
               (Formerly Safe Alternatives corporation of America,
                                      Inc.)
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Summary of Pro Forma Transactions - The December 31, 2004 pro forma combined balance sheet of Mortgage Assistance Center Corporation ("MACC") has been prepared assuming the Company consummated the acquisition of Mortgage Assistance Corporation (MAC) on December 31, 2004. The pro forma combined statement of income for the year ended December 31, 2004, has been prepared assuming the Company consummated the transaction on January 1, 2004.

2.   ACQUISITION OF MORTGAGE ASSISTANCE CORPORATION

     These adjustments give effect to the business combination on a purchase basis of Mortgage Assistance Corporation at January 1, 2004 for the statements of income and at December 31, 2004 for the balance sheet.

     To facilitate the merger or business combination with the Company and MAC, in March 2004, the board of directors of MACC resigned, and the shareholders elected Dale Hensel sole Director, President, Chief Executive Officer and Chief Financial Officer. Mr. Hensel is also President of the MAC.

     On May 14, 2004 MAC executed a Letter of Intent with the Company, whereby subject to the approval of MACC's shareholders, MAC offered to be acquired by MACC on the following terms and conditions: MACC board will call a special shareholders meeting or obtain a majority shareholder consent in lieu of a special meeting according to the Florida Business Corporation Statutes and recommend and approve the following actions:

          1. Effect a reverse split of the MACC common shares on a One for Two Hundred Fifty (1:250) basis;
          2.   Effect a corporate name change from Safe Alternatives Corporation of America, Inc. to Mortgage Assistance Center Corporation;
          3.   Change the  authorized  number of common shares to be issued from
               175,000,000 to 50,000,000 shares;
          4. Authorize a business combination whereby MACC will exchange 12,000,000 post reverse split common shares for all of the issued and outstanding common stock of MAC; and
          5. Any such further recommendations as may be considered reasonable and in the best interest of the shareholders.

     On May 14, 2004, majority shareholder consent in lieu of a special meeting of shareholders approved the actions required above. As of December 31, 2004, the Company's Articles of Incorporation had been amended for the name change and the reduction in authorized number of common shares. The reverse stock split was initiated in May 2004.

                     MORTGAGE ASSISTANCE CENTER CORPORATION
                  (Formerly Safe Alternatives of America, Inc.)
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


2.   ACQUISITION OF MORTGAGE ASSISTANCE CORPORATION (continued)

     Under the terms of the agreement, MAC agreed to assume the responsibility to pay for certain costs and expenses for auditor's fees, legal fees, transfer agent fees and EDGAR filing fees incurred by MACC after September 2003. Through December 31, 2004, MAC had incurred $42,860 of such costs and expenses, and complied with the terms of the agreement through the date of the auditor's report.

     The preceding statements with respect to the business combination are a brief summary thereof. While the summary is accurate, it does not purport to be complete and reference is made to the Schedule 14C and Form 8-K for a complete statement of the Merger. The letter of intent is filed as an Exhibit to the Current Report on Form 8-K and is incorporated herein by this reference.

     The historical financial statement information of Mortgage Assistance Center Corporation and Mortgage Assistance Corporation, as of and for the year ended December 31, 2004 is derived from their audited financial statements, which were audited by us.